PowerCompute Reports Second Quarter 2026 Financial Results

Agreement with Vast.ai Marks the Company's Entry into the HPC and AI infrastructure Market

Revenues Increased 9.8% Year-Over-Year; Mined 27.9 Bitcoin in the Second Quarter of 2026

Subsequent to Quarter End, the Company Strengthened Its Balance Sheet by Refinancing $18 Million of Debt through New Debt Facility with Arch Lending, Significantly Lowering Interest Costs

TAMPA, Fla., August 14, 2026 -- PowerCompute, Inc. (NASDAQ: PWCM) (“PowerCompute” or the “Company”), a Bitcoin treasury and mining company expanding into high-performance computing (“HPC”) and artificial intelligence (“AI”) infrastructure, today reported financial results for the three and six months ended June 30, 2026.

Q2’26 Financial Results

•
Total revenue for the quarter ending June 30, 2026 was $2.1 million, in line with Q1 2026 and up 9.8% year-over-year. The year-over-year increase reflects an increase in the number of miners actively mining and decreased difficulty rate offset in part by a decrease in Bitcoin price.
•
The Company mined 27.9 Bitcoin during the second quarter at an average Bitcoin value of approximately $72,000, compared to 26.1 Bitcoin in Q1 2026 at an average Bitcoin value of approximately $75,700 and 18.4 Bitcoin in Q2 2025 at an average Bitcoin value of approximately $98,000. The increase in Bitcoin mined was attributable to an increase in the number of miners actively mining.
•
Mining margin for the current quarter was 29.0% compared to a margin of 41.0% in Q2 2025. The Company generated approximately $145,000 in curtailment and energy sales for the 2026 second quarter as compared to $223,000 in Q2 2025. The decrease is primarily due to an approximately 27% decline in Bitcoin prices for Q2 2026 vs Q2 2025. Mining margin is calculated as digital mining revenues minus digital mining cost of revenues net of curtailment and energy sales.
•
The Company incurred a $1.3 million negative fair market value adjustment on mined digital assets due to Bitcoin price at approximately $58,400 on June 30, 2026, as compared to approximately $107,250 June 30, 2025. The Company also incurred a $1.7 million negative fair market value adjustment on Digital (Bitcoin) accounts receivable in Q2 2026.
•
As of August 9, 2026, the Company’s June 30, 2026 318.6 Bitcoin holdings (inclusive of Bitcoin held by Galaxy holdings) would be valued at approximately $20.7 million, based on a Bitcoin price of approximately $65,000 as of August 9, 2026.
•
Net loss for the second quarter of 2026 was approximately $4.6 million, and Core EBITDA loss was approximately $2.8 million, compared with Q2 2025 net income of $0.1 million and Core EBITDA income of $2.6 million with the change being driven primarily by the $3 million in losses associated with the decrease in Bitcoin price in Q2 2026 versus the $3.8 million gain in the prior year quarter.
•
As of June 30, 2026, cash was approximately $0.9 million, and Bitcoin holdings totaled 318.6 Bitcoin, which includes 174 Bitcoin held by Galaxy Digital as collateral in a Digital assets receivable account. The total of the holdings was valued at approximately $18.6 million, based on a Bitcoin price of approximately $58,400 as of June 30, 2026.

Q2’26 and Recent Operational Highlights

•
Announced strategic expansion into HPC and AI infrastructure, leveraging the Company’s 26 MW of wholly-owned power infrastructure.

•
Rebranded and renamed the Company to PowerCompute, Inc. (Nasdaq: PWCM). Effective on July 22, 2026, the Company began trading under the name and new ticker, to better align the Company identity with its expanded focus on delivering HPC and AI infrastructure alongside Bitcoin mining.
•
Entered into an agreement with Vast.ai (“Vast”) to utilize its graphics processing unit (“GPU”) compute marketplace to monetize and launch a proof-of-concept study for the Company’s professional-grade GPUs located at its Oklahoma facility.
•
Refinanced and consolidated the Company’s three existing $18 million debt facilities in the third quarter through a new debt facility with Arch Lending (the “Arch Facility”), that utilizes 307 Bitcoin (“BTC”) from the Company’s treasury as collateral. The new Bitcoin industry collateral loan with Arch utilizes a revolving 30-day term that carries an interest rate of approximately 2% APR, compared to 12% on the prior loans, substantially lowering the Company's cost of debt and strengthening its capital structure.

Management Commentary

"During the second quarter we made the decision to expand our strategic direction into HPC and AI infrastructure," said Bruce Rodgers, Chairman, President and Chief Executive Officer of PowerCompute. "Our power-first approach remains our central advantage: we own 26 megawatts of energized, low-cost capacity today, and greenfield power takes years to replicate. Our work now is converting that advantage into contracted compute revenue.

"Our proof-of-concept deployment in Oklahoma is underway and has begun generating initial revenue from our engagements generated through Vast. The deployment is small and early, and we are treating it as a learning exercise rather than a milestone. The refinancing we completed after quarter-end lowered our borrowing cost materially, though the facility is short-dated and we remain focused on strengthening our liquidity position. We have real work ahead, and we intend to do it deliberately."

"Revenue was flat sequentially amid the continued soft Bitcoin price environment and grew 9.8% year-over-year on higher Bitcoin production," said Richard Russell, Chief Financial Officer of PowerCompute. "Core EBITDA loss narrowed to $2.8 million from $8.4 million in Q1 2026, largely because a smaller decline in Bitcoin price reduced the fair market value adjustment on mined Bitcoin by $2.5million and $1.5 million on the Loss on fair value of digital assets receivable. That improvement reflects Bitcoin price movement rather than a change in operating performance; mining margin was 29.0% for the quarter, down from 41.0% a year ago on lower Bitcoin prices. Following quarter-end we refinanced approximately $18 million of debt with Arch Lending at an interest rate of approximately 2% APR, compared with 12% on the prior financing package, materially reducing our interest expense. The Arch facility is a 30-day revolving facility secured by Bitcoin from our treasury, and its rate and availability are subject to renewal.”

Investor Conference Call

PowerCompute will host a conference call today, Friday, August 14, 2026 at 8:30 AM EDT, to discuss these results. A question-and-answer session will follow management's presentation.

Conference Call Details:

•
Date: Friday, August 14, 2026
•
Time: 8:30 AM EDT
•
Participant Call Links:
o
Live Webcast: Link
o
Participant Call Registration: Link

About PowerCompute

PowerCompute, Inc. (Nasdaq: PWCM) is a Bitcoin treasury and mining company expanding into high-performance computing and artificial intelligence infrastructure. Founded in 2008 and headquartered in Tampa, Florida, the Company operates 26 megawatts of wholly-owned power infrastructure across facilities in Oklahoma and Mississippi. The Company also operates a technology-enabled specialty finance business providing funding to nonprofit community associations primarily in the State of Florida. For more information, please visit https://www.power-compute.com.

Forward-Looking Statements

This press release may contain forward-looking statements made pursuant to the Private Securities Litigation Reform Act of 1995. Words such as “anticipate,” “believe,” “estimate,” “expect,” “intend,” “plan,” and “project” and other similar words and expressions are intended to signify forward-looking statements. Forward-looking statements are not guarantees of future results and conditions but rather are subject to various risks and uncertainties. Some of these risks and uncertainties are identified in the Company’s most recent Annual Report on Form 10-K and its other filings with the SEC, which are available at www.sec.gov. These risks and uncertainties include, without limitation, the volatility of Bitcoin and other cryptocurrency prices, risks related to the use of Bitcoin as collateral for the Arch Facility, including the requirement to post additional collateral if the value of Bitcoin declines, our ability to satisfy the terms and conditions of the Arch Facility or to extend such loans on satisfactory terms, our ability to successfully enter and operate in the high-performance computing and AI infrastructure business, the availability and cost of GPU and related infrastructure equipment, competition in the HPC and AI compute market, our ability to finance our site acquisitions and cryptocurrency mining operations, the risks of operating in the cryptocurrency mining business and our ability to grow that business, the capacity of our Bitcoin mining machines and our related ability to purchase power at reasonable prices, and our ability to identify and acquire additional mining sites. The occurrence of any of these risks and uncertainties could have a material adverse effect on our business, financial condition, and results of operations.

Investor and Media Contact

KCSA Strategic Communications

Philip Carlson

pcarlson@kcsa.com

212-896-1233

PowerCompute, Inc. and Subsidiaries Consolidated Statements of Operations (unaudited)

`	Three Months ended June 30,		Six Months ended June 30,
	2026	2025	2026	2025
Revenues:
Digital mining revenues	$ 2,008,220	$ 1,806,364	$ 3,986,400	$ 4,080,304
Specialty finance revenue	87,771	94,945	195,428	162,334
Rental revenue	20,593	27,015	43,723	57,023
Total revenues	2,116,584	1,928,324	4,225,551	4,299,661
Operating costs and expenses:
Digital mining cost of revenues (exclusive of depreciation and amortization shown below)	1,571,273	1,288,399	3,439,617	2,836,694
Curtailment and energy sales	(145,071)	(223,269)	(512,666)	(372,955)
Staff costs and payroll	1,113,824	1,087,627	2,431,099	2,138,104
Depreciation and amortization	840,142	2,039,343	1,669,970	4,076,921
Loss (gain) on fair value of Bitcoin, net	1,318,607	(3,761,139)	5,103,025	(1,951,163)
Professional fees	450,389	308,829	796,083	673,314
Selling, general and administrative	345,317	375,420	721,745	685,384
Real estate management and disposal	20,008	22,420	33,383	58,734
Collection costs	12,804	8,589	25,184	25,941
Settlement costs with associations	-	-	-	3,693
Loss (gain) on disposal of assets	(2,739)	99,578	(2,739)	286,359
Other operating costs	447,123	259,012	808,218	514,960
Total operating costs and expenses	5,971,677	1,504,809	14,512,919	8,975,986
Operating income (loss)	(3,855,093)	423,515	(10,287,368)	(4,676,325)
Unrealized gain (loss) on marketable securities	8,110	(5,110)	5,730	(13,820)
Unrealized gain (loss) on investment and equity securities	(1,111)	(130,890)	12,913	(156,874)
Impairment loss on prepaid mining machine deposit	(17,193)	-	(17,193)	-
Gain on Galaxy loan derivative	1,669,659	-	1,692,033	-
Loss on fair value of purchased Bitcoin, net	-	-	-	(52,704)
Loss on fair value of digital assets receivable	(1,700,773)	-	(4,879,213)	-
Change in credit loss reserve on digital assets receivable	3,393	-	9,187	-
Interest expense	(687,087)	(227,546)	(1,232,258)	(448,452)
Interest income	14,532	531	15,064	1,676
Income (loss) before income taxes	(4,565,563)	60,500	(14,681,105)	(5,346,499)
Income tax expense	-	-	-	-

Net income (loss)	$ (4,565,563)	$ 60,500	$(14,681,105)	$(5,346,499)
Less: loss (gain) attributable to non-controlling interest	1,253	40,054	(2,419)	48,379
Net income (loss) attributable to PowerCompute, Inc.	$ (4,564,310)	$ 100,554	$(14,683,524)	$ (5,298,120)
Less: deemed dividends (Note 6)	(40,023)	-	(40,023)	-
Net income (loss) attributable to common shareholders	$ (4,604,333)	$ 100,554	$(14,723,547)	$ (5,298,120)

Basic income (loss) per common share (Note 1)	$ (5.26)	$ 0.49	$ (16.99)	$ (25.80)
Diluted income (loss) per common share (Note 1)	$ (5.26)	$ 0.49	$ (16.99)	$ (25.80)

Weighted average number of common shares outstanding
Basic	875,050	205,336	866,689	205,336
Diluted	875,050	205,336	866,689	205,336

PowerCompute, Inc. and Subsidiaries Consolidated Balance Sheets

	June 30,	December 31,
	2026 (unaudited)	2025
Assets
Cash	$ 853,788	$ 1,424,426
Marketable securities	43,110	37,380
Prepaid expenses and other assets	759,533	1,198,486
Finance receivables	3,272	17,533
Digital assets - current (Note 2)	751,547	2,563,474
Digital assets - collateral (Note 2)	5,500,000	5,500,000
Digital assets receivable, net (Note 2)	10,183,164	12,678,014
Galaxy loan derivative asset (Note 4)	979,600	47,673
Income tax receivable	-	31,187
Current assets	19,074,014	23,498,173

Fixed assets, net (Note 3)	8,620,463	9,917,350
Intangible assets, net (Note 3)	6,196,193	6,327,769
Deposits on mining equipment	14,974	1,597
Investment in Seastar Medical Holding Corporation	37,986	25,073
Digital assets - long-term (Note 2)	-	8,233,035
Digital assets - collateral (Note 2)	2,200,000	2,200,000
Right of use assets (Note 5)	617,099	728,995
Other assets	325,988	384,234
Long-term assets	18,012,703	27,818,053
Total assets	$ 37,086,717	$ 51,316,226

Liabilities and stockholders’ equity
Accounts payable and accrued expenses	1,515,657	1,745,875
Note payable - short-term (Note 4)	6,588,035	7,006,912
Master digital currency loan (Note 4)	10,809,494	10,920,838
Due to related parties (Note 7)	76,826	48,319
Current portion of lease liability (Note 5)	207,472	194,618
Total current liabilities	19,197,484	19,916,562

Note payable - long-term (Note 4)	1,952,752	1,932,502
Lease liability - net of current portion (Note 5)	411,972	590,368
Long-term liabilities	2,364,724	2,522,870
Total liabilities	21,562,208	22,439,432
Stockholders’ equity (Note 6)
Preferred stock, par value $.001; 150,000,000 shares authorized; no shares issued and outstanding as of June 30, 2026 and December 31, 2025	-	-
Common stock, par value $.001; 350,000,000 shares authorized; 934,662 and 564,940 shares issued and outstanding as of June 30, 2026 and December 31, 2025	935	565
Additional paid-in capital	124,528,398	123,199,948
Accumulated deficit	(107,266,452)	(92,582,928)
Total PowerCompute stockholders’ equity	17,262,881	30,617,585

Non-controlling interest	(1,738,372)	(1,740,791)
Total stockholders’ equity	15,524,509	28,876,794
Total liabilities and stockholders’ equity	$ 37,086,717	$ 51,316,226

PowerCompute, Inc. and Subsidiaries Consolidated Statements of Cash Flows

	Six Months ended June 30,
	2026	2025
CASH FLOWS FROM OPERATING ACTIVITIES:
Net loss	$ (14,681,105)	$ (5,346,499)
Adjustments to reconcile net loss to net cash used in operating activities
Depreciation and amortization	1,669,970	4,076,921
Noncash lease expense	111,896	96,373
Amortization of debt issue costs and debt discount	711,540	42,528
Stock option expense	530,448	135,426
Accrued interest expense on finance lease	26,244	30,553
Loss (gain) on fair value of Bitcoin, net	5,103,025	(1,898,459)
Loss on fair value of digital assets receivable	4,879,213	-
Impairment loss on mining machine deposit	17,193	-
Unrealized loss (gain) on marketable securities	(5,730)	13,820
Gain on Galaxy loan derivative	(1,692,033)	-
Change in credit loss reserve on digital assets receivable	(9,187)	-
Unrealized loss (gain) on investment and equity securities	(12,913)	156,874
Loss (gain) on disposal of fixed assets	(2,739)	286,359
Write-off of income tax receivable	31,187	-
Change in operating assets and liabilities:
Prepaid expenses and other assets	480,006	398,424
Due to related party	28,507	5,449
Accounts payable and accrued expenses	(230,218)	540,514
Mining of digital assets	(3,986,400)	(4,080,304)
Lease liability payments	(191,786)	(171,474)
Net cash used in operating activities	(7,222,882)	(5,713,495)
CASH FLOWS FROM INVESTING ACTIVITIES:
Net collections (investment) of finance receivables - original product	8,332	(2,434)
Net collections (investment) in finance receivables - special product	5,929	(2,635)
Capital expenditures	(252,145)	(377,212)
Collection of note receivable	-	200,000
Proceeds from sale of fixed assets	-	953,153
Investment in digital assets - Tether	(5,296)	(30,315)
Proceeds from sale of Bitcoin	6,555,285	3,323,773
Proceeds from the sale of Tether	3,173	29,460
Change in deposits for mining equipment	-	(986,690)
Distribution to members	-	(1,015)
Net cash provided by investing activities	6,315,278	3,106,085
CASH FLOWS FROM FINANCING ACTIVITIES:

Insurance financing repayments	(461,406)	(410,877)
Proceeds from warrant exercise, net of issuance costs	2,909	-
Proceeds from the issuance of common stock, net of issuance costs	795,463	-
Issuance costs	-	(6,285)
Net cash provided by (used in) financing activities	336,966	(417,162)
NET DECREASE IN CASH	(570,638)	(3,024,572)
CASH - BEGINNING OF PERIOD	1,424,426	3,378,152
CASH - END OF PERIOD	$ 853,788	$ 353,580

SUPPLEMENTAL DISCLOSURES OF NON-CASH ACTIVITIES
Insurance financing	$ -	$ 168,324
Recognition of Galaxy loan derivative	$ 760,105	$ -
Digital assets transferred to digital assets receivable, net	$ 2,375,176	$ -
SUPPLEMENTAL DISCLOSURES OF CASHFLOW INFORMATION
Cash paid for taxes	$ -	$ -
Cash paid for interest	$ 568,015	$ 337,850

Non-GAAP Financial Measures

Our reported results are presented in accordance with U.S. generally accepted accounting principles (“GAAP”). We also disclose Earnings before Interest, Tax, Depreciation and Amortization (“EBITDA”) and Core Earnings before Interest, Tax, Depreciation and Amortization (“Core EBITDA”) which adjusts for unrealized loss (gain) on investment and equity securities, loss (gain) on disposal of mining equipment, loss on impairment of prepaid mining machine deposits, and stock compensation expense and option expense, all of which are non-GAAP financial measures. We believe these non-GAAP financial measures are useful to investors because they are widely accepted industry measures used by analysts and investors to compare the operating performance of Bitcoin miners.

The following tables reconcile net loss, which we believe is the most comparable GAAP measure, to EBITDA and Core EBITDA:

	Three Months ended June 30,		Six Months ended June 30,
	2026	2025	2026	2025

Net income (loss)	$ (4,565,563)	$ 60,500	$(14,681,105)	$ (5,346,499)
Income tax expense	-	-	-	-
Interest expense	687,087	227,546	1,232,258	448,452
Depreciation and amortization	840,142	2,039,343	1,669,970	4,076,921
Income (loss) before interest, taxes & depreciation	$ (3,038,334)	$ 2,327,389	$ (11,778,877)	$ (821,126)
Unrealized loss (gain) on investment and equity securities	1,111	130,890	(12,913)	156,874
Impairment loss on prepaid mining machine deposits	17,193	-	17,193	-
Loss (gain) on disposal of mining equipment	(2,739)	99,578	(2,739)	286,359
Stock compensation and option expense	199,299	24,621	530,448	135,426
Core income (loss) before interest, taxes & depreciation	$ (2,823,470)	$ 2,582,478	$ (11,246,888)	$ (242,467)